Exhibit 99.1

AVIS BUDGET GROUP ANNOUNCES EXPECTED TIMING FOR
FILING OF ITS THIRD QUARTER FORM 10-Q

Posts Avis Budget Car Rental Financial Results on the Company's Website

Concludes Review of PHH Accounting Matters

PARSIPPANY, N.J., November 15, 2006 - Avis Budget Group, Inc. (NYSE: CAR) announced today that it expects to file its Quarterly Report on Form 10-Q for third quarter 2006 on or prior to November 20, 2006. The Company has provided to the trustee the third-quarter financial information for Avis Budget Car Rental and its subsidiaries, the companies that comprise our vehicle rental business, as required by Avis Budget Car Rental’s indenture and such information is available on the Company’s web site at www.avisbudgetgroup.com.

The continued delay in filing our Form 10-Q is principally due to completing the additional calculations required by the large volume of transactions that occurred during the third quarter related to the separation of Cendant Corporation and finalizing the calculations, adjustments and disclosures related to the PHH accounting matters described below.

We have completed our review of the accounting matters which are being evaluated by the Company’s former PHH subsidiary and are in the process of finalizing the allocations, adjustments and disclosures that will be required to be reflected in the Form 10-Q. Such matters will require a re-allocation among current and former reporting units of the purchase price associated with our 2001 acquisition of Avis Group Holdings (then parent of PHH’s fleet management and Wright Express fuel card businesses) and a change to disaggregate two of the businesses acquired for purposes of testing goodwill impairment. Such re-allocation and change in aggregation will result in (i) a restatement of the gain recorded upon the initial public offering of Wright Express in first quarter 2005; (ii) a prior period impairment charge, which in turn will result in a restatement of the impairment charge recorded upon the spin-off of PHH in first quarter 2005; and (iii) a restatement of certain of our expenses. Such changes will be reflected principally in the discontinued operations of Avis Budget and, with respect to continuing operations, are expected to decrease our aggregate net income over the period of 2001-2004 by an immaterial amount. In addition, we expect to record additional adjustments to discontinued operations over the period of 2001-2005 which are expected to increase our aggregate net income over that period (with a corresponding offsetting decrease to net income for periods prior to 2001). Since PHH has neither re-filed its prior financial statements nor, to our knowledge, completed its evaluation of all of the accounting matters, there can be no assurance that we will not receive additional information from PHH that is inconsistent with the information received to date.

About Avis Budget Group, Inc.

Avis Budget Group is a leading provider of vehicle rental services, with operations in more than 70 countries. Through its Avis and Budget brands, the company is the largest general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 30,000 employees.   For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the Company’s ability to complete the calculations required by the transactions related to the separation of Cendant Corporation in order to meet the Company’s planned timing for the filing of its Form 10-Q and the receipt of additional information from PHH and whether that information is inconsistent with the information received to date. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Avis Budget's 10-Q for the three months ended June 30, 2006, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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